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                                                                 EXHIBIT 10.67


                                 PROMISSORY NOTE

$360,000.00                                                      August 28, 2000

ATM Service, Ltd.
a New York corporation
424 Madison Avenue
New York, NY 10017
("BORROWER")

WorldWide Web NetworX Corporation
a Delaware corporation
521 Fellowship Road
Suite 130
Mt. Laurel, NJ 08054
("LENDER")

PROMISE TO PAY.

Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at the address indicated above or wherever else Lender may specify, the sum of Three Hundred Sixty Thousand ($360,000.00) Dollars or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "NOTE").

INTEREST RATE

INTEREST RATE. Subject to the provisions hereof, the unpaid principal balance of this Note shall bear interest from the date hereof at the Applicable Federal Rate, as defined by Section 1274(d)(1) of the Internal Revenue Code, as amended (the "INTEREST RATE").

DEFAULT RATE. In addition to all other rights contained in this Note, if a default in the payment of Obligations occurs, all outstanding Obligations shall bear interest at the amount of the Interest Rate plus 4% (the "DEFAULT RATE"). The Default Rate shall also apply from the date due until the Obligations or any judgment thereon is paid in full.

INTEREST COMPUTATION (ACTUAL/365). Interest shall be computed on the basis of a 365-day year for the actual number of days in the applicable period ("ACTUAL/365 COMPUTATION"). The Actual/365 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 365 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/365 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

REPAYMENT TERMS. The principal amount of this Note with accrued interest shall be payable from Borrower's available cash flow; PROVIDED, HOWEVER, that the entire outstanding principal balance with accrued interest shall be due and payable in full within three (3) years from the date of this Note or upon an initial public offering of Borrower's securities or the receipt by Borrower of at least Fifteen Million ($15,000,000.00) Dollars in other financing (the "Maturity Date").

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. Upon the occurrence of a default in the payment of the Obligations, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender.

If any payment received by Lender under this Note is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation under this Note as though such payment had not been made.


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OBLIGATIONS. The term "Obligations" as used in this Note refers to any and all indebtedness under this Note.

ATTORNEY'S FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender's reasonable expenses uncured to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals' attorneys' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

REMEDIES. Upon the occurrence of a default in the payment of the Obligations which is not cured by Borrower within ten (10) days follower Borrower's receipt of written notice of default, Lender may at any time thereafter, exercise any rights and remedies as provided under this Note or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Lender such information as Lender may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by an officer of Lender. No waiver of Lender of any default shall operate as a waiver of any other default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
Borrower waives presentment, protest, notice of dishonor, notice of intention to accelerate maturity.

MISCELLANEOUS PROVISIONS. ASSIGNMENT. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's interest in and rights under this Note is freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Note shall be governed by and construed under the laws of the State of New York without regard to that state's conflict of laws principles. JURISDICTION. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the State of New York. SEVERABILITY. If any provision of this Note shall be prohibited or invalid under applicable law, such provisions hall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. NOTICES. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to Borrower's address shown above or such other address as provided by Borrower hereunder; and to Lender, if in writing and mailed or delivered to Lender's office address shown above or such other address as Lender may specify in writing and mailed or delivered to Lender's office address shown above or such other address as Lender may specify in writing from time to time. In the event that Borrower changes its address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. BINDING CONTRACT. Borrower by execution of and Lender by acceptance of this Note agree that each party is bound to all terms and provisions of this Note executed in the future. A judgment upon the award may be entered in any court having jurisdiction.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the proceeding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by


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judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief , sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Each party agrees that it shall not have a remedy of punitive and exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                                ATM SERVICE, LTD.
                                A NEW YORK CORPORATION



                                BY: /s/ Thomas A. Settineri
                                    -----------------------------
(SEAL)                              NAME:  THOMAS A. SETTINERI
                                    TITLE: PRESIDENT




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